UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2012

Idenix Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-995-9800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 16, 2012, Idenix Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the Company received verbal notice from the U.S. Food and Drug Administration (FDA) that a partial clinical hold has been placed on IDX184, the Company’s nucleotide polymerase inhibitor under development for the treatment of hepatitis C virus (HCV).

As a result of the recent occurrence of a serious cardiac-related adverse event encountered with a competitor’s nucleotide polymerase inhibitor for the treatment of HCV, the FDA has expressed an interest in further reviewing the safety of IDX184 and has placed IDX184 on partial clinical hold. In previous clinical trials as well as the ongoing phase IIb clinical trial of IDX184 in combination with pegylated interferon and ribavirin (PegIFN/RBV), there has been no evidence to date of cardiotoxicity in patients dosed with IDX184 with PegIFN/RBV beyond that seen with PegIFN/RBV alone. There are currently no patients receiving IDX184 worldwide.

The FDA has requested additional data on patients treated with IDX184. The Company will immediately begin work to comply with the FDA request and expects to submit these data to the FDA in the coming weeks. The Company intends to have an ongoing discussion with the FDA following the submission of this data.

The full text of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 is incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated August 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.

Date: August 17, 2012	By:	/s/ Maria Stahl
Maria Stahl Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 16, 2012